UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) October 15, 2008

Mastech Holdings, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania

(State or Other Jurisdiction of Incorporation)

001-34099	26-2753540
(Commission File Number)	(IRS Employer Identification No.)

1000 Commerce Drive, Suite 500	15275
(Address of Principal Executive Offices)	(Zip Code)

(412) 787-2100

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2008, Mastech Holdings, Inc. (“Mastech”) and its wholly-owned subsidiaries, Mastech, Inc. (“MI”), RPOworldwide, Inc. (“RPOWI”), Global Financial Services of Nevada (“GFSN”) and Mastech Trademark Systems, Inc. (“MTSI”) (Mastech, MI, RPOWI, GFSN and MTSI are each a “Borrower” and collectively, the “Borrowers”), established a $10 million, three-year revolving credit facility (the “Credit Facility”), the terms of which are set forth in a Loan Agreement dated as of October 15, 2008 (the “Loan Agreement”) by and among the Borrowers and PNC Bank, National Association (the “Bank”).

Amounts borrowed under the Credit Facility will be used, among other things, (i) for working capital and general corporate purposes, (ii) for the issuance of standby letters of credit, and (iii) to facilitate acquisitions and stock repurchases. Borrowings will, at the Borrowers’ election, bear interest at either (a) the base rate (the higher of the prime rate or the federal funds rate plus 0.50%) plus an applicable margin or (b) an adjusted LIBOR rate plus an applicable margin. The applicable margin is between 1.25% and 1.75% based on the monthly average Revolving Facility Usage (as defined in the Loan Agreement). Letters of credit may be issued in an amount not to exceed $1 million in the aggregate. The Credit Facility also contains a subfacility of up to $5 million for stock repurchases and acquisitions should Mastech decide to take such actions, provided that $5 million of undrawn availability will remain immediately after issuing any loans for stock repurchases and acquisitions.

The obligations of the Borrowers under the Credit Facility are secured by pledges of and first priority perfected security interests in substantially all of the assets of the Borrowers. The Loan Agreement contains standard covenants, including but not limited to, covenants related to the Borrowers’ minimum tangible net worth (as defined under the Loan Agreement), total debt to EBITDA (as defined under the Loan Agreement), EBIT (as defined under the Loan Agreement) to interest expense and limitations on liens, indebtedness, guarantees and contingent liabilities, loans and investments, distributions, leases, asset sales and mergers and acquisitions.

The description of the material terms of the Loan Agreement set forth under this Item 1.01 is qualified in its entirety by reference to the complete terms and conditions of the Loan Agreement filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation.

The information required by Item 2.03 is contained in Item 1.01 above and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description
10.1	Loan Agreement dated October 15, 2008, by and among Mastech Holdings, Inc., Mastech, Inc., RPOworldwide, Inc., Global Financial Services of Nevada, Mastech Trademark Systems, Inc., and PNC Bank, National Association.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTECH HOLDINGS, INC.

By:	/s/ John J. Cronin
Name:	John J. Cronin
Title:	Chief Financial Officer, Secretary, and Treasurer

October 21, 2008

Exhibit Index

Exhibit No.	Description
10.1	Loan Agreement dated October 15, 2008, by and among Mastech Holdings, Inc., Mastech, Inc., RPOworldwide, Inc., Global Financial Services of Nevada, Mastech Trademark Systems, Inc., and PNC Bank, National Association.